UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015

SPRINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-04721	46-1170005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 848-3280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This Current Report on Form 8-K is filed for the purpose of filing the exhibits listed below as exhibits to Registration Statement No. 333-202170 of Sprint Corporation (the “Company”) in connection with the issuance and sale by the Company of $1,500,000,000 aggregate principal amount of 7.625% Notes due 2025, which are fully and unconditionally guaranteed by Sprint Communications, Inc.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 19, 2015, among Sprint Corporation, Sprint Communications, Inc. and Citigroup Global Markets Inc., on behalf of itself and as the Representative of the several Underwriters

4.1	Fourth Supplemental Indenture, dated as of February 24, 2015, to the Indenture, dated as of September 11, 2013, among Sprint Corporation, Sprint Communications, Inc. and The Bank of New York Mellon Trust Company, N.A.

4.2	Specimen of 7.625% Notes due 2025 (included in Exhibit 4.1)

5.1	Opinion of Jones Day

5.2	Opinion of Polsinelli PC

23.1	Consent of Jones Day (included in Exhibit 5.1)

23.2	Consent of Polsinelli PC (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

Date: February 24, 2015	By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 19, 2015, among Sprint Corporation, Sprint Communications, Inc. and Citigroup Global Markets Inc., on behalf of itself and as the Representative of the several Underwriters

4.1	Fourth Supplemental Indenture, dated as of February 24, 2015, to the Indenture, dated as of September 11, 2013, among Sprint Corporation, Sprint Communications, Inc. and The Bank of New York Mellon Trust Company, N.A.

4.2	Specimen of 7.625% Notes due 2025 (included in Exhibit 4.1)

5.1	Opinion of Jones Day

5.2	Opinion of Polsinelli PC

23.1	Consent of Jones Day (included in Exhibit 5.1)

23.2	Consent of Polsinelli PC (included in Exhibit 5.2)